                                    EXHIBIT NO. 23

                                      CONSENT OF
                            INDEPENDENT PUBLIC ACCOUNTANTS

                      CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS


As independent public accountants, we hereby consent to incorporation by reference of our report dated January 30, 1997, included in CBT Corporation's annual report to shareholders in this Form 10-K as of December 31, 1996 into CBT Corporation's previously filed registration statements No. 33-28512 (1986 Stock Option Plan), No. 33-34459 (Retirement, Savings and Profit Sharing
Plan), No. 33-68334 (Dividend Reinvestment and Stock Purchase Plan), No. 33-57647 (1993 Incentive Stock Option Plan) and No. 33-56305 (Retirement, Savings and Profit Sharing Plan).

                                                 /s/ ARTHUR ANDERSEN LLP
                                                 -----------------------
                                                 ARTHUR ANDERSEN LLP



Nashville, Tennessee
March 31, 1997


                                       Page 67